UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                                 July 12, 2007
                                 -------------
                Date of report (Date of earliest event reported)

                       Universal Insurance Holdings, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                        000-20848           65-0231984
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(State or other jurisdiction      (Commission file number) (IRS Employer
of incorporation or organization)                          Identification No.)

       1110 W. Commercial Blvd. Suite 100, Fort Lauderdale, Florida 33309
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                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code:      (954) 958-1200
                                                   ------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication  pursuant to Rule 425 under the Securities Act (17 CFR
    230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the  Exchange  Act (17 CFR
    240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR  240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c)).

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     The Company's Board of Directors approved the following actions at a meeting of the Board of Directors held on July 12, 2007:

     The Company entered into Addendum No. 8 to the Employment Agreement by and between Bradley I. Meier and the Company ("Meier Addendum"). Pursuant to the Meier Addendum, the Company extended the term of Mr. Meier's employment agreement to December 31, 2009 and amended the provisions relating to payments that Mr. Meier receives in the event of a change in control of the Company. In connection with the addendum, options to purchase 700,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock") were granted to Mr. Meier pursuant to a Non-Qualified Stock Option Agreement ("Meier Option Agreement"). The Meier Addendum and the Meier Option Agreement are filed as exhibits hereto. The options granted to Mr. Meier shall only be exercisable on such date or dates as the Fair Market Value (as defined in the Meier Option Agreement) of the Common Stock is and has been at least one hundred fifty percent (150%) of the exercise price for the previous twenty (20) consecutive trading days.

     The Company also entered into Addendum No. 2 to the Employment Agreement by and between Sean P. Downes and the Company ("Downes Addendum"). Pursuant to the Downes Addendum, the Company extended the term of Mr. Downes's employment agreement to December 31, 2009 and amended the provisions relating to payments that Mr. Downes receives in the event of a change in control of the Company. In connection with the addendum, options to purchase 700,000 shares of Common Stock were granted to Mr. Downes pursuant to a Non-Qualified Stock Option Agreement ("Downes Option Agreement"). The Downes Addendum and the Downes Option Agreement are filed as exhibits hereto. The options granted to Mr. Downes shall only be exercisable on such date or dates as the Fair Market Value (as defined in the Downes Option Agreement) of the Common Stock is and has been at least one hundred fifty percent (150%) of the exercise price for the previous twenty (20) consecutive trading days.

     The Company also entered into Addendum No. 1 to the Employment Agreement by and between James M. Lynch and the Company ("Lynch Addendum") to provide that the Company may from time to time grant Mr. Lynch options or warrants to purchase the Company's Common Stock. In connection with the addendum, options to purchase 35,000 shares of Common Stock were granted to Mr. Lynch pursuant to a Non-Qualified Stock Option Agreement ("Lynch Option Agreement"). The Lynch Addendum and the Lynch Option Agreement are filed as exhibits hereto.

     The Company also entered into Director Services Agreements with each of the non-employee directors of the Company ("Director Services Agreements"). In connection with the Director Services Agreements, options to purchase 35,000 shares of Common Stock were granted to each of the Company's non-employee directors pursuant to a Non-Qualified Stock Option Agreement for Non-Employee Directors ("Director Option Agreements"). The Director Services Agreements and the Director Option Agreements are filed as exhibits hereto.

     All of the options granted as described above vest on July 12, 2008, have an exercise price of $6.50 per share, and expire on July 12, 2012.

ITEM 5.02 COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

     (e) The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02(e).

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ITEM 9.01 EXHIBITS

     (d) Exhibits

     10.1 Addendum No. 8 to the Employment Agreement by and between the Company and Bradley I. Meier, dated July 12, 2007.
     10.2 Non-Qualified Stock Option Agreement by and between the Company and Bradley I. Meier, dated July 12, 2007.
     10.3 Addendum No. 2 to the Employment Agreement by and between the Company and Sean P. Downes, dated July 12, 2007.
     10.4 Non-Qualified Stock Option Agreement by and between the Company and Sean P. Downes, dated July 12, 2007.
     10.5 Addendum No. 1 to the Employment Agreement by and between the Company and James M. Lynch, dated July 12, 2007.
     10.6 Non-Qualified Stock Option Agreement by and between the Company and James M. Lynch, dated July 12, 2007.
     10.7 Director Services Agreement by and between the Company and Norman M. Meier, dated July 12, 2007.
     10.8 Non-Qualified Stock Option Agreement for Non-Employee Directors by and between the Company and Norman M. Meier, dated July 12, 2007.
     10.9 Director Services Agreement by and between the Company and Ozzie A. Schindler, dated July 12, 2007.
     10.10 Non-Qualified Stock Option Agreement for Non-Employee Directors by and between the Company and Ozzie A. Schindler, dated July 12, 2007.
     10.11 Director Services Agreement by and between the Company and Joel M. Wilentz, dated July 12, 2007.
     10.12 Non-Qualified Stock Option Agreement for Non-Employee Directors by and between the Company and Joel M. Wilentz, dated July 12, 2007.
     10.13 Director Services Agreement by and between the Company and Reed J. Slogoff, dated July 12, 2007.
     10.14 Non-Qualified Stock Option Agreement for Non-Employee Directors by and between the Company and Reed J. Slogoff, dated July 12, 2007.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





        Date:   August 10, 2007         Universal Insurance Holdings, Inc.


                                        By:/s/ Bradley I. Meier
                                           -------------------------------------
                                           Bradley I. Meier
                                           President and Chief Executive Officer